Exhibit 5.1

Höegh LNG Partners LP 45 Reid Street Hamilton, HM 12 Bermuda

Our reference: 29496.50001/80425576v1

June 3, 2016

Höegh LNG Partners LP: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Höegh LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with respect to up to 658,000 of the Partnership’s common units (the “Units”) that may be issued pursuant to the Partnership’s 2014 Long Term Incentive Plan (the “Plan”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement;

(ii)	the Plan;

(iii)	the First Amended and Restated Agreement of Limited Partnership dated August 12, 2014 (the “Partnership Agreement”, and together with the Registration Statement, and the Plan, the “Documents”); and

(iv)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Partnership and Höegh LNG GP LLC, the Partnership’s general partner, as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

In rendering this opinion letter, we have also assumed:

(i)	that the issuance and, if applicable, sale of the Units complies in all respects with the terms, conditions and restrictions set forth in the Documents and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the filing by the Partnership with the Commission of the Registration Statement substantially in the form examined by us; and

(iii)	that the Units shall be issued under the Plan in compliance with applicable federal, state and foreign securities laws.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Partnership and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that when the Units have been issued in accordance with the terms of the Plan and instruments executed pursuant to the Plan, such Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

We consent to the filing of this opinion as an exhibit to the Registration Statement and the discussion of this opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP